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                                                                   EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (file No. 333-_______) of our report dated December 16, 1998 which appears in Zitel Corporation's Annual Report on Form 10-K (File No. 000-12194) for the year ended September 30, 1998. We also consent to the incorporation by reference of our report dated December 16, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP


San Jose, California
May 7, 1999